SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:

|_|  Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                 Kaye Group Inc.
                (Name of Registrant as Specified in Its Charter)

                                 Kaye Group Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

|_| No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0- 11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     |X|  Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
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     (2) Form, schedule or registration statement no.:
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     (3) Filing party:
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     (4) Date filed:
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--------
     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 KAYE GROUP INC.
                              122 East 42nd Street
                            New York, New York 10168
                                 (212) 338-2100

                                December 8, 1997

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of Kaye Group Inc. ("Kaye") to be held on December 30, 1997 at 3:00 p.m., local time, at the offices of Kaye, 122 East 42nd Street, 3rd Floor, New York, New York 10168 (the "Special Meeting").

     At the Special Meeting, you will be asked to (i) approve the Merger Agreement, dated as of October 24, 1997 (the "Merger Agreement"), by and between Kaye and Kaye Holding Corp., a Delaware corporation ("Holding"), (ii) approve the Stock Performance Plan (the "Plan") and (iii) transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Pursuant to the Merger Agreement, Holding will merge with and into Kaye, with Kaye being the surviving entity (the "Merger"). The Merger will eliminate the minority interest in Holding and result in the operating subsidiaries of Kaye being 100% owned by Kaye.

     Detailed descriptions of the Merger Agreement, the Merger and the Plan are set forth in the enclosed Proxy Statement.

     Following a recommendation by the Special Committee of Kaye's Board of Directors, Kaye's Board of Directors has unanimously approved the Merger Agreement and the Merger contemplated thereby as fair to and in the best interests of Kaye and the holders of Kaye's Common Stock and recommends that stockholders vote FOR the proposals relating thereto. Kaye's Board of Directors also unanimously recommends that you vote FOR adoption of the Plan.

     In the material accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a Proxy Statement relating to the actions to be taken by Kaye's stockholders at the Special Meeting, a proxy card and copies of Kaye's Annual Report for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1997. The Proxy Statement more fully describes the proposed Merger and other matters to be considered at the Special Meeting and includes certain information concerning Kaye and Holding.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, STOCKHOLDERS ARE URGED TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON SHOULD YOU ATTEND THE MEETING. PLEASE ACT AT YOUR EARLIEST CONVENIENCE.

                                Very truly yours,



                                Bruce D. Guthart
                                President and Chief Executive Officer

                                 KAYE GROUP INC.
                              122 East 42nd Street
                            New York, New York 10168
                                 (212) 338-2100


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held December 30, 1997


To the holders of the Common Stock, $.01 par value, of Kaye Group Inc.:

     NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Kaye Group Inc., a Delaware corporation ("Kaye"), will be held on December 30, 1997 at 3:00 p.m., local time, at the offices of Kaye, 122 East 42nd Street, 3rd Floor, New York, New York 10168 for the following purposes:

          1. To consider and vote upon a Merger Agreement, dated October 24, 1997, by and between Kaye and Kaye Holding Corp., a Delaware corporation ("Holding"), and the transactions contemplated thereby whereby Holding will merge with and into Kaye, with Kaye being the surviving corporation (the "Merger");

          2. To approve the Stock Performance Plan (the "Plan"); and

          3. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     The Board of Directors of Kaye has fixed the close of business on December 5, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. The transfer books will not be closed.

     A complete list of stockholders entitled to vote at the Special Meeting will be available for examination by any Kaye stockholder for any purpose germane to the Special Meeting during normal business hours for a period of ten days prior to the Special Meeting at Kaye's executive offices located at the address set forth above.

     You are cordially invited to attend the Special Meeting. Whether or not you expect to attend in person, you are urged to mark, sign, date and mail the enclosed proxy card so that your shares of Kaye common stock may be represented and voted at the Special Meeting. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement.

                              By Order of the Board of Directors,



                              Ivy S. Fischer
                              Secretary
New York, New York
December 8, 1997

                                 KAYE GROUP INC.
                              122 East 42nd Street
                            New York, New York 10168
                                 (212) 338-2100

                                  MAILING DATE
                                December 8, 1997

               --------------------------------------------------

               Proxy Statement for Special Meeting of Stockholders

               --------------------------------------------------


                         To Be Held on December 30, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kaye Group Inc., a Delaware corporation ("Kaye") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on December 30, 1997, at the offices of Kaye, 122 East 42nd Street, 3rd Floor, New York, New York 10168, at 3:00 p.m., local time, and at any adjournment or postponement thereof.

THIS PROXY STATEMENT INCLUDES AND INCORPORATES BY REFERENCE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED OR INCORPORATED HEREIN MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. ALTHOUGH KAYE BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM KAYE'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS REPORT AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO KAYE OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                                 SPECIAL MEETING

General

     At the Special Meeting, stockholders of Kaye will consider and act upon the following matters:

          1. Approval of the Merger Agreement and the merger of Kaye Holding Corp., a Delaware corporation ("Holding"), with and into Kaye, with Kaye being the survivor (the "Merger") (Proposal No. 1), whereby on the effective date of the Merger, each share of Holding's Common Stock, par value $.01 per share ("Holding Common Stock"), issued and outstanding immediately prior to the effective date, other than shares held by Kaye, will be converted into 82.63835 shares of Kaye Common Stock, par value $.01 per share ("Kaye Common Stock").

          2. Approval of the Stock  Performance Plan (the "Plan")  (Proposal No.
     2).

          3. Transaction of such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Record Date

     The close of business on December 5, 1997 has been fixed as the record date for determining holders of outstanding shares of Kaye Common Stock entitled to notice of, and entitled to vote at the Special Meeting. As of December 2, 1997, there were 7,020,000 shares of Kaye Common Stock outstanding, held of record by 50 holders and beneficially by 700 holders. The holders of record on the Record Date of shares of Kaye Common Stock are entitled to one vote per share of Kaye Common Stock on each proposal submitted to a vote at the Special Meeting.

Quorum

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Kaye Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

Required Vote

     Under Kaye's Certificate of Incorporation and applicable Delaware law, the affirmative vote of holders of a majority of the issued and outstanding shares of Kaye Common Stock is required to approve the Merger Agreement and Merger (Proposal No.1). Under Kaye's Certificate of Incorporation and applicable Delaware law, the affirmative votes of holders of a majority of the shares of Kaye Common Stock represented at a meeting at which a quorum is present is required to approve the Plan (Proposal No. 2). Kaye International L.P., a Delaware partnership ("KILP"), and a related entity own as of December 5, 1997, an aggregate of 4,720,000 shares of Kaye Common Stock, representing approximately 67.2% of the issued and outstanding shares of Kaye Common Stock. KILP and such related entity have advised Kaye that they intend to vote such shares in favor of the Merger Agreement and Merger and the Plan, which would assure the approval of the Merger Agreement and Merger and the Plan.

Proxies

     The enclosed proxy provides space for stockholders to vote for, against, or to abstain from voting on Proposal No. 1 and Proposal No. 2. Shares of Kaye Common Stock represented by properly executed proxies received at or prior to the Special Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR Proposal No. 1 and FOR Proposal No. 2, and, in the discretion of the proxy holder, as to any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof, including without limitation, any adjournments or postponements thereof and a motion to adjourn or postpone the Special Meeting to another time and/or place.

     With respect to Proposal No. 1, (i) abstentions, pursuant to Delaware law, will be considered present and entitled to vote and thus will have the effect of a vote against such proposal and (ii) broker non-votes will be considered not entitled to vote but will have the effect of a vote against such proposal since approval of a majority of the outstanding shares of Kaye Common Stock as opposed to the majority of votes cast by the holders of Kaye Common Stock is required for approval. With respect to Proposal No. 2, (i) abstentions, pursuant to Delaware law, will be considered present and entitled to vote and thus will have the effect of a vote against such proposal and (ii) broker non-votes will not affect the vote for such Proposal so long as a quorum is present at the Special Meeting.

     A holder of Kaye Common Stock who has given a proxy may revoke such proxy at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of Kaye, (ii) properly submitting to Kaye a duly executed proxy bearing a later date or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to the attention of the Secretary of Kaye Group Inc. at Kaye's executive offices at 122 East 42nd Street, New York, New York 10168.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE SPECIAL MEETING.

Manner of Solicitation

     The cost of solicitation of Kaye's stockholders will be paid by Kaye. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of Kaye may solicit proxies personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

No Dissenters' Rights

     The stockholders of Kaye do not have any rights of appraisal or similar rights of dissenters, whether they vote for or against the proposals.

                                   THE MERGER

Structure

     The Merger Agreement provides that on the effective date of the Merger, each share of Holding Common Stock issued and outstanding immediately prior to the effective date (other than those held by Kaye) will be converted into
82.63835 shares of Kaye Common Stock, for an aggregate issuance of 1,454,435 shares of Kaye Common Stock. As a result, the Merger will increase the number of outstanding shares of Kaye Common Stock from 7,020,000 to 8,474,435. No fractional shares will be issued in the merger. The number of shares issuable to any holder of Holding Common Stock will, if not a whole number, be rounded down the nearest whole number. The holders of Holding Common Stock other than Kaye (the "Minority Holders") include KILP, Howard Kaye, Lawrence Greenfield, Bruce
D. Guthart and Ned L. Sherwood. Each of such individuals is a director of Kaye. Messrs. Kaye, Greenfield and Guthart are also the Chairman, Vice Chairman and Chief Executive Officer/President, respectively, of Kaye.

     After giving effect to the Merger, KILP's effective ownership of Kaye will be no greater than its interest in Kaye and Holding prior to the Merger. As of December 5, 1997, KILP, a related entity and certain individuals own, directly and indirectly, 73.0% of the outstanding Holding Common Stock. After giving effect to the Merger, KILP, a related entity and certain individuals will own approximately 72.9% of the issued and outstanding Kaye Common Stock, and Kaye will own 100% of the operating subsidiaries. The Articles of Incorporation, By-laws and directors and officers of Kaye immediately prior to the Merger shall remain in effect immediately after the Merger.

     Effectiveness of the Merger is conditioned upon (i) approval of the Merger by the stockholders of Kaye, (ii) receipt of any necessary governmental consents or approvals and (iii) receipt of a consent in connection with, or refinancing of, the indebtedness for borrowed money of Holding. Neither Kaye nor Holding is aware of any other material authorizations, consents or approvals required in connection with the Merger. The Board of Directors of either Holding or Kaye can terminate, and such Boards acting together can amend, the Merger Agreement any time prior to the effectiveness of the Merger.

     A copy of the Merger Agreement is attached to this Proxy Statement as Annex A, and is incorporated herein by reference. All stockholders are urged to read such Annex in its entirety.

     The current corporate structure of Kaye and Holding is as follows:



                                    Figure 1


                               [GRAPHIC OMITTED]
                                  [FLOW CHART]



* As a result of their ownership of common stock of Kaye and Holding, KILP and a related entity and certain individuals directly and indirectly own 73% of the outstanding Holding Common Stock and thus, indirectly, 73% of the operating subsidiaries.



     Following the Merger, the structure of Kaye will be as follows:

   [The following table was represented by a chart in the printed material.]

                                    Figure 2


                               [GRAPHIC OMITTED]
                                  [FLOW CHART]


Closing

     The Merger Agreement provides that the Merger will become effective as soon as practicable after the date on which the last to be fulfilled or waived of the conditions set forth in the Merger Agreement shall have been fulfilled or waived, which date is expected to be the date the Merger Agreement and Merger are approved by stockholders at the Special Meeting. See "Description of the Merger Agreement."

Conflicts of Interest/Special Committee

     On September 22, 1997, Kaye's Board of Directors (i) established a Special Committee consisting of Richard Butler and Robert L. Barbanell, independent directors of Kaye (the "Special Committee"), (ii) authorized the Special Committee to take such actions as it deemed necessary or advisable to review the proposed Merger and (iii) directed the Special Committee to evaluate and make a recommendation with respect to the proposed Merger. These actions were taken in view of the potential conflicts between interests of KILP and certain individuals, on the one hand, and the other stockholders of Kaye, on the other hand. Such conflicts of interest may be deemed to have existed as a result of
(i) the
ownership by KILP and a related entity of 67.2% of the Kaye Common Stock and by KILP and certain individuals of 17.6% of the Holding Common Stock and (ii) the participation by the management and directors of Kaye (other than the members of the Special Committee) in the review, negotiation or approval of the Merger, while such management and directors had investments in KILP and, in some cases, Holding.

Background and Reasons for the Transactions

     On October 2, 1995, Kaye transferred its subsidiaries and its other assets to Holding in exchange for 82.4% of the Holding Common Stock and the assumption by Holding of Kaye's liabilities. The Minority Holders transferred certain assets to Holding in exchange for 17.6% of the Holding Common Stock and the assumption by Holding of certain KILP liabilities. The resulting corporate structure from such transactions is reflected in Figure 1 above.

     In September, 1997, Kaye's chief financial officer approached certain other members of senior management and proposed eliminating the minority interest in Holding in order to simplify the corporate structure and reporting of Kaye. Following such proposal, management and legal counsel for Kaye discussed various potential transactions to eliminate such minority interest.

     At a Board of Directors meeting held on September 22, 1997, the proposal for the Merger was presented to the Directors. The Board of Directors determined that, among other things, the elimination of such minority interest would simplify the financial and other reporting of Kaye. The proposal submitted to the Board included a share exchange whereby the Minority Holders would receive a pro rata amount of Kaye Common Stock based on the percentage of stock in Holding, without any discount. Such proposal was discussed by the Board of Directors, and the Special Committee was appointed.

     Between September 22, 1997 and October 1, 1997, the members of the Special Committee held various discussions among themselves, and with members of Kaye's and KILP's management (who were, for the most part, the same individuals). Such members of the Special Committee conveyed their view that a "discount" should be applied to the share exchange to reflect the illiquidity of the Holding Common Stock.

     The Board of Directors held a meeting on October 1, 1997 to consider and discuss the proposed Merger. The Special Committee reported that they had determined that the Merger would be in the best interests of Kaye and that they believed it would not have any adverse effects on Kaye. The Special Committee also approved the transaction, and recommended approval by the full Board, with a "discount" on the exchange of Holding Common Stock. Currently, the Minority Holders hold 17.6% of the shares of Holding. The discount proposed would result in the Minority Holders exchanging such shares for an aggregate of 17.16% of the outstanding Kaye Common Stock. After discussion, the Board of Directors approved the Merger on such terms and the other terms set forth herein.

Accounting Treatment

     For financial reporting purposes, the proposed Merger will be accounted for as a transfer and exchange between entities under common control. Accordingly, Common Stock of Kaye to be issued in exchange for the Holding shares will be accounted for using the closing NASDAQ market price on October 24, 1997 ($7.00) (the Effective Date of the Merger) by increasing Common Stock by the number of shares to be issued at the par value per share. Paid-in capital will be increased by the difference between the market value price per share and the par value per share multiplied by the number of shares to be issued. Minority interest in Holding will be eliminated as a result of the Merger and retained earnings of Kaye will be reduced to account for the difference between the market value of the shares to be issued, less the increase to Common Stock, and the book value of the minority interest in Holding. Representatives of Coopers & Lybrand L.L.P., Kaye's independent accountants, are expected to be present at the Special Meeting and are expected to be available to respond to appropriate questions.

Tax Treatment

     The Merger is intended to qualify as a tax-free liquidation of Holding into Kaye under Section 332 of the Internal Revenue Code of 1986, as amended. Assuming the Merger so qualifies, neither Kaye nor Holding will recognize gain or loss for federal income tax purposes as a result of the Merger.

Regulatory Approvals

     Consummation of the Merger is conditioned upon, among other things, Kaye and Holding obtaining all authorizations, consents and approvals of all third parties and governmental authorities which are necessary to consummate the Merger. Although Kaye does not believe the approval of the Rhode Island Department of Business Regulation-Insurance Division is required to consummate the Merger, it has provided the Department with notice of the Merger. With the exception of Kaye stockholder approval, neither Kaye nor Holding is aware of any other material authorizations, consents or approvals required in connection with the Merger.

                                KAYE AND HOLDING

     Kaye is a holding company whose only significant asset is 82.4% of the shares of Holding. Holding and its subsidiaries, together with Kaye (collectively the "Company"), are engaged in a broad range of insurance brokerage and insurance related activities. The Company's activities are conducted in two offices in New York City, and in offices located in the states of Rhode Island, Connecticut and California.

     The Company's retail insurance brokerage operations (the "Retail Brokerage Business") operate an insurance brokerage business which offers commercial clients a full range of insurance brokerage services including procuring property/casualty insurance, bonding, loss prevention engineering, and benefit package design services. The Retail Brokerage Business strategy is to service middle market companies and organizations just below the Fortune 500 level for which other national brokers intensely compete. Within this market, the Retail Brokerage Business has developed particular expertise and knowledge of the risks facing a number of industry sectors including health care, real estate, manufacturing, restaurants, and retail industries. The Retail Brokerage Business' commitment to these industries has led to the development of several innovative solutions to the twin insurance problems of price and availability of coverage, most notably the creation of target market insurance programs. By organizing pools of similar risks, the Retail Brokerage Business was one of the pioneers in the application of purchasing groups in the commercial insurance market.

     The Company conducts property and casualty underwriting through two insurance subsidiaries (the "Insurance Companies"), Old Lyme Insurance Company of Rhode Island, Inc. ("Old Lyme Rhode Island") and Old Lyme Insurance Company, Ltd. ("Old Lyme Bermuda"). Old Lyme Rhode Island is a property and casualty insurance company licensed in Rhode Island and eligible as a surplus lines insurer in New York and New Jersey. Old Lyme Bermuda is a property and casualty insurance company licensed under the laws of Bermuda. In states where the Insurance Companies are not admitted insurers or surplus lines insurers, the Insurance Companies underwrite risks through various reinsurance agreements.

     The Insurance Companies underwrite property risks (loss or physical damage to property) and casualty risks (legal liability for personal injury or damaged property of others) for insureds in the United States. Insurance is sold principally  through  specially  designed  programs  ("Programs")  which  insure various types of businesses and properties which have similar risk characteristics, such as restaurants, catalog showrooms, apartments, condominiums, cooperatives, pharmacies, and building-maintenance companies. The Insurance Companies' strategy is to underwrite only the first layer of the property and casualty insurance provided under the Programs. Its exposure to individual insureds on individual losses is thereby generally limited to between $1,000 and $25,000 (inclusive of allocated loss expenses), depending on the Program. Under the Programs, the Insurance Companies' policies are sold in conjunction with policies issued by unaffiliated Program insurers which provide coverage for losses above the first layer of risk underwritten by the Insurance Companies. In addition, the Insurance Companies have issued policies on a selected basis with limits up to $1,000,000, retaining the first $50,000 of exposure and reinsuring the remaining limits with an unaffiliated reinsurer.

     Claims Administration Corporation ("Claims Administration") is responsible for the administration of a large majority of the claims submitted to the Insurance Companies. The administration of claims includes investigation, engagement of legal counsel, approval of settlements and the making of payments to, or on behalf of insureds. Claims Administration also provide claims administration service to the unaffiliated Program insurers for a fee.

     Claims Administration is party to an agreement with an unaffiliated company, whereby it agreed to acquire certain retail service warranty contract obligations for a fee under this agreement. Claims Administration earned approximately $165,000, $111,000, and $47,000 in 1996, 1995, and 1994,
respectively, pursuant to this agreement.

     The  Insurance  Companies  currently   participate  in  fourteen  insurance
Programs, which as of September 30, 1997, had approximately 3,300 insureds.

     The three major Programs are as follows:

     1. The Residential Real Estate Program, started in 1990, provides property and casualty insurance for residential real estate including rental apartments, cooperatives, and condominiums. Policies protect the owner from property losses and casualty claims, such as claims brought by a tenant or member of the public injured on the premises. This Program is offered principally in the New York City area and has more than 1,300 insureds.

     2. The Restaurant Program, started in 1985, insures restaurants against casualty claims (most typically brought by an injured restaurant patron) and property losses. Many of the restaurants that participate in this Program are "white tablecloth" restaurants. The Restaurant Program has approximately 900 insureds.

     3. The Real Estate Umbrella Program insures residential and commercial estate owners against certain types of casualty losses. Insureds are provided with an extra level of protection in conjunction with a standard umbrella policy. Coverage is provided for losses that are included within the broad terms of the policy, but are excluded under the general casualty policy. This Program also provides high umbrella casualty limits primarily provided by unaffiliated Program insurance companies to individual real estate owners. The Insurance Companies have a maximum exposure of $10,000 per claim. This Program has approximately 1,400 insureds.

     The other Programs include the Comprehensive Office Program, the Retail Stores Liability Program, the Catalog Showroom Property Program, the Building Maintenance Program, the Contractors Umbrella Program, the Drug Store Program, Funeral Directors Program, the Home Owner Program, the Bar and Tavern Program, the Northeast Restaurant Program and the Waste Haulers Program.

     The Home Owner Program provides various types of property insurance to a group of affiliated home owners. Limits for certain coverage offered by the Insurance Companies under this Program are as high as $100,000. This program accounted for approximately 3% of net premiums earned in 1996.

     The Restaurant Program, Residential Real Estate Program and Real Estate Umbrella Program accounted for approximately 87% of the net premiums earned by the Insurance Companies in 1996. The following table sets forth the percentage of net premiums earned attributable to such Programs and all other business during the years ended December 31, 1996, 1995, and 1994. The Restaurant Program has declined primarily due to restaurant industry conditions, "soft market" conditions and selective underwriting guidelines.



                                                         Net Premiums Earned-
                                                       Years ended December 31,
                                                       ------------------------
                                                    1996        1995        1994
                                                    ----        ----        ----
Residential Real Estate Program ............         49%         40%         40%
Restaurant Program .........................         24%         32%         31%
Real Estate Umbrella Program ...............         14%         15%         19%
Other ......................................         13%         13%         10%
                                                    ---         ---         ---
                                                    100%        100%        100%
                                                    ===         ===         ===

     Once a Program is established, one of the Company's insurance brokerage companies (the "Insurance Brokerage Companies") acts as the placing broker with respect to insurance under the Program. In such a role, the Insurance Brokerage Company is a party to agreements with the various unaffiliated Program insurers as well as the Insurance Companies.

     All of the Programs have been designed by the Insurance Brokerage Companies and the Insurance Companies ("Program Brokerage Business") and are marketed through the Retail Brokerage Business operations and various unaffiliated independent brokers with which the Program Brokerage Business has relationships. As of September 30, 1997 there were approximately 3,300 insureds in the fourteen Programs.

     In 1996,  approximately  48% of the net  premiums  earned by the  Insurance
Companies  was   originated  by  Retail   Brokerage   Business   operations  and
approximately 52% was originated by unaffiliated independent brokers.

     The Retail Brokerage Business is compensated for its services primarily in the form of commissions paid by insurance companies. The commission is usually a percentage of the premium paid by the insured. Commission rates depend upon the type of insurance, the particular insurance company, and the role in which the Retail Brokerage Business acts. In some cases a commission is shared with other agents or brokers who have acted jointly with the Retail Brokerage Business in connection with the transaction. The Retail Brokerage Business may also receive from an insurance company a contingent commission that is generally based on the profitability and volume of business placed with it by the Retail Brokerage Business over a given period of time. The Retail Brokerage Business may also receive fees in connection with consulting services relating to the marketing of insurance.

     The Program Brokerage Business receives commissions from the Insurance Companies and the unaffiliated Program insurers. Pursuant to subbrokerage agreements, the Program Brokerage Business pays commissions to independent brokers based upon all business produced by such independent brokers under the Programs (including business placed by the Program Brokerage Business with the unaffiliated Program insurers).

Ceded Reinsurance

     The Insurance Companies have from time to time obtained reinsurance for portions of, or specific risks under, the first layer of risks underwritten by the Company. Such reinsurance is not and has not been material to the Company. Reinsurance has been placed with General Reinsurance Corporation, Transatlantic Reinsurance Company and USF ReInsurance Company (a member of the USF Insurance Group), which are rated A or better by A.M. Best Company. However, if reinsurance should become more widely available at economical prices, the Company may increase the amount of reinsurance it purchases.

Losses and Loss Expenses

     The Insurance Companies are directly liable for losses and loss expense payments under the terms of insurance policies that they write, and under the various reinsurance treaties to which they are parties. In many cases, several years may elapse between the occurrence of the insured loss, the reporting of the loss to the Insurance Companies and the Insurance Companies payment of that loss. The Insurance Companies reflect their liability for the ultimate payment of all incurred losses and loss expenses by establishing loss and loss adjustment expense reserves, which are balance sheet liabilities representing estimates of future amounts needed to pay claims and related expenses with respect to insured events that have occurred.

     When a claim involving a probable loss is reported, the Insurance Companies establish a loss reserve for the estimated amount of the Insurance Companies' ultimate loss and loss adjustment expense payments. The estimate reflects an informed judgment based on established reserving practices and the experience and knowledge of the Insurance Companies' claims examiners regarding the nature and value of the claim, as well as the estimated expense of settling the claim, including legal and other fees, and general expenses of administering the claims adjustment process. The Insurance Companies also establish reserves on an aggregate basis to provide for losses incurred but not reported ("IBNR reserves"), as well as future developments on losses reported to the Insurance Companies. The amount of an insurer's incurred losses in a given period is determined by adding losses and loss expenses paid during the period to case loss and loss adjustment expense reserves and IBNR reserves (collectively, "loss reserves") at the end of the period, and then subtracting loss reserves existing at the beginning of the period.

     As part of the reserving process, historical data is reviewed and consideration is given to the anticipated effect of various factors, including anticipated legal developments, changes in social attitudes, inflation and economic conditions. Reserve amounts are necessarily based on management's estimates, and as other data becomes available and is reviewed, these estimates are revised, resulting in increases or decreases to existing reserves.

     Old Lyme Rhode Island has received claims related to lead paint exposures it insures under various residential real estate programs. There are uncertainties in estimating the amount of reserves due to factors including: difficulty in properly allocating responsibility and/or liability for the lead paint exposure; changes in the underlying laws and the judicial interpretation of those laws; questions regarding the interpretation and application of insurance and reinsurance coverage. Old Lyme Rhode Island has reserves established for these claims on a case basis and an incurred but not reported basis. The reserves provided were established based on Management's estimate of ultimate liabilities. However, due to the nature of the exposures, Management believes such reserves could not be, and therefore were not, established using standard actuarial techniques.

     To further review the adequacy of the reserves, the Insurance Companies engage independent actuarial consultants to perform periodic case and ultimate loss reserve analysis.

Regulation

     The Company is subject to a substantial degree of regulation, which is designed to protect the interests of insurance policyholders. As a Rhode Island property and casualty insurance company, Old Lyme Rhode Island is subject to the primary regulatory oversight of the Rhode Island Department of Business
Regulation through its Insurance Division. On March 28, 1996, the Division advised the Company that it is reviewing the treatment of certain reinsurance arrangements between Old Lyme Rhode Island and Old Lyme Bermuda in Old Lyme Rhode Island's 1995 Statutory Annual Statement filed with the Division. The Company believes that it treated this arrangement appropriately in its annual statement and it does not believe that there will be any material modifications to Old Lyme Rhode Island's surplus at December 31, 1995.

     As a Bermuda property and casualty insurance company, Old Lyme Bermuda is subject to regulation of the primary regulatory body of Bermuda. Such regulation relates to, among other things, authorized lines of business, capital and surplus requirements and general standards of solvency, the filing of annual and other financial reports prepared on the basis of statutory accounting practices, the filing and form of actuarial reports, the establishment and maintenance of reserves for unearned premiums, losses and loss expenses, underwriting limitations, investment parameters, transactions with affiliates, dividend limitations, changes in control and a variety of other financial and non-financial matters.

     The National Association of Insurance Commissioners has developed risk-based capital formulas to be applied to all domestic insurance companies. These formulas calculate a minimum required statutory net worth, based on the underwriting, investment and other business risks inherent in an individual company's operations. Any insurance company which does not meet threshold risk-based capital levels ultimately will be subject to statutory receivership proceedings. The statutory net worth of Old Lyme Rhode Island is adequate in light of its current and anticipated future business and has met its risk-based capital and surplus requirements at December 31, 1996. The minimum risk-based capital requirement for Old Lyme Rhode Island, as of December 31, 1996 was $8,459,288 and the Company exceeded that threshold by $15,574,938.

                              FINANCIAL INFORMATION

Selected Financial Data

     The following table represents consolidated financial data for the Company for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 and for the nine months ended September 30, 1997 and 1996. The results of Holding are included in the consolidated results of the Company. Separate financial data for Holding would be equivalent to the data presented without minority interest and would not add any additional meaningful information.

     Financial data for the years 1993 through 1996 has been derived from the audited consolidated financial statements of the Company which is included in the enclosed copy of Kaye's annual report for the year ended December 31, 1996. Unaudited financial data for the nine months ended September 30, 1997 and 1996 has been derived from the Quarterly Report on Form 10-Q for the quarters ended September 30, 1997 and 1996, respectively.

                                                                                                                  Nine months ended
                                                                   Years ended December 31,                        September 30,
                                                     -----------------------------------------------------      --------------------
                                                      1996        1995         1994       1993        1992         1997       1996
                                                      ----        ----         ----       ----        ----         ----       ----
                                                              (in thousands, except per share data)                  (unaudited)
Revenues:
Operating revenues                                   $50,341     $51,582     $52,906     $54,598     $53,358     $39,502    $35,934
Net investment income                                  3,576       3,912       3,455       2,752       2,475       3,360      2,723
Net realized gains (losses) on investments                72         (47)        (50)        611         360          16         82
                                                    --------    --------    --------    --------    --------    --------   --------

Total revenues                                        53,989      55,447      56,311      57,961      56,193      42,878     38,739
                                                    --------    --------    --------    --------    --------    --------   --------

Net income                                            $3,071      $5,181      $4,347      $1,186      $2,685      $2,499     $1,392
-----------------------------------------------------------------------------------------------------------------------------------
Net income per share                                   $0.44       $0.74       $0.62       $0.20       $0.51       $0.36      $0.20
-----------------------------------------------------------------------------------------------------------------------------------
PRO FORMA NET INCOME (1)
    Income before minority interest,
    income taxes and cumulative effect
    of change in accounting principles                $5,211      $6,309      $6,516      $2,476      $3,513      $4,333     $2,413

    Charge in lieu of income taxes (1)                 1,484       1,995       1,861         699       1,154       1,300        724
                                                    --------    --------    --------    --------    --------    --------   --------

    Income before minority interest and cumulative
    effect of change in accounting principles          3,727       4,314       4,655       1,777       2,359       3,033      1,689

    Minority interest                                   (656)       (759)     (1,011)       (313)       (415)       (534)      (297)

    Cumulative effect of change in accounting
    principles, net of charge in lieu of income
    taxes (2)                                                                  1,090
                                                    --------    --------    --------    --------    --------    --------   --------
    Pro forma net income                              $3,071      $3,555      $4,734      $1,464      $1,944      $2,499     $1,392
-----------------------------------------------------------------------------------------------------------------------------------
PRO FORMA NET INCOME PER SHARE
    Income before cumulative effect of change in
    accounting principles                              $0.44       $0.51       $0.52       $0.25       $0.37       $0.36      $0.20

    Cumulative effect of change in accounting
    principles, net of charge in
    lieu of income taxes                                                        0.15
                                                    --------    --------    --------    --------    --------    --------   --------
    Pro forma net income                               $0.44       $0.51       $0.67       $0.25       $0.37       $0.36      $0.20
-----------------------------------------------------------------------------------------------------------------------------------
Weighted average of shares outstanding                 7,020       7,020       7,020       5,924       5,295       7,020      7,020
-----------------------------------------------------------------------------------------------------------------------------------


     The pro forma net income and the net income per share data for the nine months ended September 30, 1997 and twelve months ended December 31, 1996, after giving effect to the Merger of Holding into Kaye, would be (in thousands, except per share data):


                                       September 30, 1997     December 31, 1996
                                       ------------------     -----------------
Net income                                  $3,033                 $3,727
Net income per share                        $ 0.36                 $ 0.44
Weighted average of shares
outstanding                                  8,474                  8,474

                                                                                                               Nine months ended
                                                             Years ended December 31,                            September 30,
                                            ----------------------------------------------------------         -------------------
                                            1996          1995         1994           1993        1992          1997          1996
                                            ----          ----         ----           ----        ----          ----          ----
                                                                                                                   (Unaudited)
                                                       (in thousands, except per share data)
Balance Sheet data:
Total assets                              $156,102     $174,000      $185,976       $206,153     $174,536      $133,575    $112,886
Long-tern debt(3)                           12,787       13,679        11,618         13,995       14,247         6,796      13,116
Stockholders' equity (deficit)              24,984       22,882        16,676         13,688       (4,005)       27,127      23,397
Net book value (deficit) per share (4)        3.56         3.26          2.38           1.95        (0.57)         3.86        3.33
Cash dividend per share (5)                   0.10         0.10          0.10           0.03                      0.075       0.075

GAAP operating data:
Loss ratio                                    36.4%        28.8%         31.8%          42.9%        47.1%         39.9%       37.5%
Expense ratio                                 42.5%        41.1%         32.9%          32.9%        36.4%         41.0%       41.9%
Combined ratio                                78.9%        69.9%         64.7%          75.8%        83.5%         80.9%       79.4%

Statutory operating data: (6)
Net underwriting gain                       $4,455       $7,104        $7,105         $2,599(7)    $4,037        $5,015      $5,497
Policyholders' surplus                      25,485       26,231        22,274         21,528        7,701        25,005      24,552

Loss ratio                                    34.1%        24.4%         30.2%          40.8%        47.3%         38.2%       33.6%
Expense ratio                                 40.0%        37.1%         35.5%          33.7%        36.7%         39.6%       41.7%
Combined ratio                                74.1%        61.5%         65.7%          74.5%        84.0%         77.8%       75.3%

(1) Pro forma net income-Prior to the Transaction and Restructuring (as defined in the enclosed copy of Kaye's Annual Report for the year ended December 31, 1996), certain entities were partnerships or S corporations under the Internal Revenue Code of 1986, as amended and therefore not liable for Federal income taxes. Also, Old Lyme Bermuda, as a Bermuda domiciled company, was not liable for income taxes. The charge in lieu of income taxes information is presented as if the income of these entities were taxed to those entities rather than to partners or stockholders not otherwise included in the Company's consolidated group. See Notes 3(j) and 8 to the consolidated financial statements of the Company.

(2)  See Note 4 to the Consolidated Financial Statements of the Company.

(3)  Excludes that portion of long-term debt maturing in less than one year.

(4)  Based upon 7,020,000 shares outstanding.

(5)  Dividends paid and declared since the date of the IPO of August 17, 1993.

(6) Based upon statutory accounting practices and derived from the statutory financial statements of the Insurance Companies.

(7) As a result of a substantial amount of new business written with effective dates in the latter half of 1993, net underwriting gain for 1993 was significantly affected by the statutory accounting practices of charging commissions to income immediately while premiums are earned over the term of the underlying policies. See Note 15 to the consolidated financial statements of the Company.


The pro forma stockholders' equity and book value per share as of September 30, 1997 and December 31, 1996 after giving effect to the Merger of Holding into Kaye, would be (in thousands, except per share data):


                                        September 30, 1997     December 31, 1996
                                        ------------------     -----------------
Stockholders' equity                         $32,923                 $30,322
Net book value per share                      $3.89                   $3.58

    The following Unaudited Pro Forma Condensed Consolidated Financial Statement Data gives effect to the Merger of Holding into Kaye accounted for as a transfer and exchange between entities under common control. Balance sheet information is presented as of September 30, 1997, and income statement data is presented for the nine months ended September 30, 1997 and for the year ended December 31, 1996. Such unaudited pro-forma data assumes that the Merger had occurred as of September 30, 1997 for balance sheet data and as of the beginning of the periods presented for income statement data.



UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET DATA
September 30, 1997
(in thousands, except per share amounts)

                                                                                     Historical        Pro Forma           Pro Forma
                                                                                      Balance         Adjustments           Balance
                                                                                     ----------       -----------          ---------
Total assets                                                                          $133,575                              $133,575
                                                                                      ========         ========             ========
Total liabilities                                                                     $100,652                              $100,652
                                                                                      --------         --------             --------
Minority interest in equity of Holding                                                   5,796          $(5,796)(1)               --
                                                                                      --------         --------             --------
Stockholders' equity:
    Preferred stock, $1.00 par value; 1,000 shares authorized;
        none issued or outstanding
    Common stock, $.01 par value; 20,000 shares authorized;                                 70               15(1)                85
        7,020 shares issued and outstanding
    Paid-in capital                                                                      7,776           10,166(1)            17,942
    Appreciation of investments available-for-sale, net of
        deferred income tax provision of $71                                               139                                   139
    Retained earnings                                                                   19,142           (4,385)(1)           14,757
                                                                                      --------         --------             --------
Total stockholders' equity                                                              27,127           $5,796               32,923
                                                                                      --------         --------             --------
Total liabilities and stockholders' equity                                            $133,575               --             $133,575
                                                                                      ========         ========             ========
Book value per common share                                                              $3.86                                 $3.89
Weighted average of shares outstanding                                                   7,020                                 8,474


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME DATA For the Nine months ended September 30, 1997
(in thousands, except per share amounts)

                                                                                     Historical        Pro Forma           Pro Forma
                                                                                      Balance         Adjustments           Balance
                                                                                     ----------       -----------          ---------
Income before minority interest                                                         $3,033                                $3,033
Minority interest in income of Holding                                                    (534)            $534(2)                --
                                                                                      --------         --------             --------
Net income                                                                              $2,499             $534                3,033
                                                                                      ========         ========             ========
Net income per share                                                                     $0.36                                 $0.36
Weighted average of shares outstanding                                                   7,020                                 8,474

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME DATA For the year ended December 31, 1996
(in thousands, except per share amounts)

                                                                                     Historical        Pro Forma           Pro Forma
                                                                                      Balance         Adjustments           Balance
                                                                                     ----------       -----------          ---------
Income before minority interest                                                       $3,727                                 $3,727
Minority interest in income of Holding                                                  (656)            $656(2)                 --
                                                                                      ------           ------                ------
Net income                                                                            $3,071             $656                $3,727
                                                                                      ======           ======                ======
Net income per share                                                                   $0.44                                  $0.44
Weighted average shares outstanding                                                    7,020                                  8,474


Basis of Presentation

     Pursuant to the Merger Agreement, Holding will be merged with and into Kaye
and  Kaye  shall  continue  as  the  surviving  entity.   This  Merger  will  be
accomplished as follows:

     Each share of Holding Common Stock issued and outstanding immediately prior to the effective date (other than those held by Kaye) will be converted into
82.63835 shares of Kaye common stock, for an aggregate issuance of 1,454,435 Kaye shares.

     The Unaudited Pro Forma Condensed Consolidated Financial Statement Data ("ProForma Financial Statement Data") is presented for illustrative purposes only, giving effect to the Merger and therefore not necessarily indicative of the financial results or position that might have been achieved had the transactions occurred as of an earlier date, nor are they necessarily indicative of the financial results or positions which may occur in the future.

     The Pro Forma Financial Statement Data gives effect to the Merger as a transfer and exchange between entities under common control. Accordingly, common stock of Kaye to be issued in exchange for the Holding shares will be accounted for using the closing NASDAQ market price on October 24, 1997 ($7.00) by increasing common stock by the number of shares to be issued at the par value per share. Paid-in capital will be increased by the difference between the market value price per share and the par value per share multiplied by the number of shares to be issued. Minority interest in the Holding shares will be eliminated as a result of the Merger and retained earnings of Kaye will be reduced to account for the difference between the market value of the shares to be issued, less the increase to common stock, and the book value of the minority interest in Holding at September 30, 1997.

     The unaudited Pro Forma Financial Statement Data is presented as of September 30, 1997 and for the nine months then ended, and for the year ended December 31, 1996 and includes, in accordance with reporting rules of the Securities Exchange Commission (the "Commission"), the impact of all items directly related to the merger, whether of a recurring or non-recurring nature, that can reasonably best be made and should be reported as of that date.


Pro forma Adjustments

Balance sheet information is presented as of September 30, 1997, and income statement data is presented for the nine months ended September 30, 1997 and for the year ended December 31, 1996. Such unaudited pro forma data assumes that the Merger had occurred as of September 30, 1997 for balance sheet data and as of the beginning of the periods presented for income statement data. The adjustments are as follows:

     1. To eliminate the minority interest pursuant to the Merger and adjust the various stockholders' equity accounts accordingly.

     2. To eliminate the minority interest in income of Holding pursuant to the Merger.

Annual Report and Form 10-Q

     Enclosed with this Proxy Statement is a copy of Kaye's Annual Report for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

                              APPROVAL OF THE PLAN

General

     On October 1, 1997, the Company's Board of Directors approved the Kaye Group Inc. Stock Performance Plan (the "Plan") and approved its submission to the shareholders for adoption. As of September 30, 1997, the Company had 347 full-time equivalent employees, all of whom were technically eligible to participate in the Plan, although the Company expects that grants will be limited to a select group of such employees, as described below.

Plan Description

     The following summary describes briefly the principal features of the Plan. The purpose of the Plan is to attract and retain key employees, provide an incentive for key employees to achieve long-range performance goals, and enable such employees to share in the successful performance of the Company's common stock, as measured against pre-established performance goals.

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") with performance monitored by a special committee appointed under the relevant tax regulations. The Committee has the power to interpret the Plan and take such other action in the administration and operation of the Plan as it deems equitable under the circumstances.

     Any full-time salaried employee of the Company is eligible to receive a grant of shares of the Company's common stock under the Plan ("Performance Stock"). The Committee has the right to grant Performance Stock to employees who, in its judgment, are key to the successful operation of the Company. Although the Plan does not restrict participation to any class of employees, the Company expects that participation will be limited to a select group of Company leaders deemed by the Committee to be key to the successful operation of the Company.

     An employee's interest in the shares of Performance Stock granted to him or her will become fully vested and nonforfeitable, provided that the performance conditions specified in Section 6.02 of the Plan (the "Performance Conditions") have been satisfied, upon such employee's completion of fifteen years of continuous service for the Company following the date of the grant specified in the Plan, unless such condition is waived by the Committee in its sole and absolute discretion, or, if earlier, (i) the employee's attainment of age 65,
(ii) the termination of the employee's employment as a result of his or her death or disability, (iii) the occurrence of a Change of Control (as defined by the Committee at the time of grant) or (iv) the occurrence of a Sale or Merger (as defined below). If such employee's employment terminates before the end of such fifteen-year period, the employee's interest in the granted shares will be forfeited unless (i) the employee has attained age 65, (ii) the employee's employment with the Company terminates as a result of his or her death or disability, (iii) there is a Change of Control, (iv) there is a Sale or Merger or (v) the Committee, in its sole and absolute discretion, waives the 15 year continuous service requirement. If a grant is made to an employee after the employee attains age 65 but before his or her employment with the Company terminates, the employee's interest in the granted shares will become fully vested and nonforfeitable immediately upon satisfaction of the Performance Conditions prior to termination of employment.

     For purposes of the above paragraph, a "Sale or Merger" means a sale by the Company of all or substantially all of its assets for cash or property or a combination of cash and property, or any merger, consolidation, division or other corporate transaction in which its common stock is converted into another security or into the right to receive securities or property, if such sale or merger does not provide for the assumption or substitution of shares of Performance Stock granted under the Plan.

     Each grant of Performance Stock will be evidenced by a Performance Stock Agreement, and each Performance Stock Agreement will set forth the conditions under which the grant will be effective ("be awarded") and the conditions under which the employee's interest in the Performance Stock will become fully vested and nonforfeitable.

     If a cash dividend is declared on a share of Performance Stock after the date that the stock Performance Conditions attached to the grant have been satisfied (the "Condition Satisfaction Date"), but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the Company will pay the cash dividend directly to the employee. If a stock dividend is declared on a share of Performance Stock after the
Condition Satisfaction Date, but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the stock dividend will be treated as part of the grant of the related Performance Stock, and the employee's interest in such stock dividend will be forfeited or become nonforfeitable at the same time as the Performance Stock with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. The disposition of each other form of dividend that may be declared on a share of
Performance Stock will be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. An employee will be allowed to exercise voting rights with respect to a share of Performance Stock after the Condition Satisfaction Date, but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable.

     Shares of stock granted to an employee will cease to be Performance Stock at such time as the employee's interest in such shares becomes fully vested and nonforfeitable under the Plan, and the certificate representing such shares will be transferred to such employee as soon as practicable thereafter. The acceptance of a grant of Performance Stock will constitute an employee's consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, that the Committee deems applicable to such Performance Stock. The Committee also has the right to provide in a Performance Stock Agreement that an employee may elect to satisfy federal and state withholding requirements through a reduction in the number of shares of stock actually transferred to him or her under the Plan.

     The number of shares available for issuance under the Plan is 350,000. All such shares will be reserved to the extent the Company deems appropriate from authorized but unissued shares of common stock and from issued shares of common stock that have been reacquired by the Company. Furthermore, any shares of Performance Stock that are forfeited by employees under the Plan shall again become available for issuance under the Plan. The Board of Directors may, but is not required to, adjust the number of shares of stock reserved or theretofore granted under the Plan in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends and stock splits. If any such adjustment would create a fractional share of stock, such fractional share will be disregarded and the number of shares resulting from the adjustment will be the next lower number of shares of stock, rounding all fractions downward.

     The Plan may be amended by the Board of Directors from time to time to the extent the Board deems necessary or appropriate, except that no amendment to the Plan may be made without the approval of the shareholders of the Company if the effect of the amendment would be (i) to increase the number of shares of stock reserved for issuance under the Plan, (ii) to change the class of employees eligible for grants of Performance Stock or to otherwise materially modify, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), the requirements as to eligibility for participation in the Plan, or (iii) to otherwise materially increase, within the meaning of Rule 16b-3, the benefits accruing to employees under the Plan.

     The Board of Directors may suspend the granting of Performance Stock under the Plan at any time and may terminate the Plan at any time, except that the Board may not modify, amend or cancel any shares of Performance Stock granted before such suspension or termination unless (i) the employee to whom the Performance Stock has been awarded consents in writing to such modification, amendment or cancellation, (ii) a dissolution or liquidation of the Company has occurred, (iii) the amendment is made to reflect an equitable adjustment for a change in the Company's capitalization (such as a stock split or stock dividend), or (iv) the Company has engaged in a merger or other corporate transaction in which its common stock is converted into another security or the right to receive securities or property, in which case the shares will either vest immediately or appropriate provisions will be made for the assumption or substitution of shares of Performance Stock.

     No grants have been approved by the Committee as of the date of this Proxy Statement.

Certain Federal Income Tax Consequences Under the Plan

     The following is intended only as a brief summary of certain federal income tax rules relevant to the Plan, which rules are subject to change at any time.

     Under current provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder, an employee to whom Performance Stock has been granted and who has not made a timely Section 83(b) election (described below) with respect to such Performance Stock generally will not recognize income in the year of his or her grant of such Performance Stock, and Kaye will not be entitled to a federal income tax deduction in such year. Instead, the employee will recognize ordinary income (subject to wage and income tax withholding) in the year in which such Performance Stock becomes vested and nonforfeitable under the terms of the Plan. The amount of income so recognized will equal the fair market value of such Performance Stock at the time of vesting less any amount paid by the employee for such shares. However, in the case of an employee subject to six month short-swing profit liability under
Section 16(b) of the Securities Exchange Act of 1934 (typically officers, directors and major stockholders of Kaye), Performance Stock will not be treated as vested for purposes of the preceding rules until the later of the date of vesting under the Plan or the date six months after date of award, unless the employee makes a Section 83(b) election as described below. Kaye will be entitled to a federal income tax deduction for compensation expense in the same amount and in the same taxable year in which the employee recognizes ordinary income with respect to the Performance Shares, assuming compliance with applicable tax withholding laws and subject to other deduction limitations under the Code. Kaye will not be entitled to a further federal income tax deduction, or recognize any gain or loss for federal income tax purposes, upon the sale or exchange of an employee's vested Performance Stock.

     If an employee timely elects to be taxed currently upon the award of Performance Stock (by satisfaction of the Performance Conditions specified in Section 6.02 of the Plan) under Section 83(b) of the Code (a "Section 83(b) election"), the employee will recognize ordinary income (subject to wage and income tax withholding) in the taxable year of such award in an amount equal to the fair market value of such Performance Stock at that time less the amount, if any, paid by the employee for the stock. Kaye will be entitled to a corresponding deduction for federal income tax purposes, assuming compliance with applicable tax withholding laws and subject to other deduction limitations under the Code. The employee will recognize no additional ordinary income, and Kaye will not be entitled to a further deduction, at the time Performance Stock for which a timely Section 83(b) election has been made vests or upon the employee's sale or exchange of such Performance Stock. If Performance Stock for which a Section 83(b) election has been made is forfeited under the Plan, the employee will recognize no gain or loss for federal income tax purposes, but Kaye will recognize as income in the taxable year of such forfeiture the amount previously deducted with respect to the forfeited Performance Stock.

                                MARKET PRICE DATA

     Kaye Common Stock is quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System under the symbol "KAYE." The following table sets forth the high and low sales prices per share of Kaye Common Stock for the periods indicated

                                                              Sales Price
                                                           -------------------
                                                            High          Low
                                                           -------      ------
Calendar Year 1995
    1st Quarter                                            $10 1/4      $8 3/4
    2nd Quarter                                             10 3/4       9
    3rd Quarter                                              9 1/4       7 1/4
    4th Quarter                                              8 3/4       6 3/4
Calendar Year 1996
    1st Quarter                                             $8          $7
    2nd Quarter                                              7 1/2       5 5/8
    3rd Quarter                                              7           4 5/8
    4th Quarter                                              6 1/2       4 5/8
Calendar Year 1997
    1st Quarter                                             $5 3/8      $4 1/2
    2nd Quarter                                              5 1/8       4 3/8
    3rd Quarter                                              9           5 1/8
    4th Quarter (through December 2, 1997)                   9           6 1/2

     On October 28, 1997, the last full trading day preceding the public announcement of the approval by Kaye's Board of Directors of the Merger Agreement and Merger and the execution of the Merger Agreement, the high and low sales prices per share of Kaye Common Stock were $6 3/4 and $65/8, respectively. On November 26, 1997, the high and low sales prices per share of Kaye Common Stock were $65/8 and $65/8, respectively.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of September 30, 1997 with respect to beneficial ownership of the Kaye Common Stock by any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Kaye Common Stock, each Director, each nominee for Director, the named executives (as defined below) and all Directors and executive officers as a group, based upon 7,020,000 shares of Kaye Common Stock outstanding as of that date.

                                                                            Shares Beneficially Owned (1)
                        Record Owner                                        Number                 Percent
-------------------------------------------------------------------       ---------                -------
Kaye International L.P. (2)                                               4,667,050                 66.48%
    54 Morris Lane
    Scarsdale, New York 10583
John S. Weil (3)                                                            619,191                  8.82%
Heartland Advisors                                                          353,600                  5.04%
Old Lyme Holdings of Rhode Island, Inc. (4)                                  52,950                  *
    175 Metro Center Boulevard - Suite 10
    Warwick, Rhode Island 02886

Directors and Named Executives
Howard Kaye (2)(4)(6)                                                        13,000                  *
Lawrence Greenfield (2)(4)(5)(6)                                             19,400                  *
Bruce D. Guthart (2)(4)(6)                                                   75,000                  *
Ned L. Sherwood (2)(4)                                                           --                 --
Henrik Falktoft (2)                                                              --                 --
David Ezekiel (6)                                                             6,000                  *
Richard Butler (6)                                                            4,000                  *
Robert L. Barbanell (6)                                                       5,000                  *
Michael P. Sabanos (6)                                                        2,000                  *
Richard Bass (6)                                                                 --                 --
Walter Kaye (4)                                                                  --                 --
All executive officers and directors as a group (11 persons) (2)(4)         124,400                  *

----------

* denotes less than 1%

(l) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. The figures assume exercise only by the stockholder named in each row of all options held by such stockholder which are exercisable within 60 days of September 30, 1997.

(2) The general partners of Kaye International L.P. ("KILP") are ZS Kaye L. P. ("ZS LP") and Kaye Investments L.P. ("Investments"), each a Delaware limited partnership. Investments is the managing general partner of KILP, although ZS LP has certain contractual approval rights. The managing general partner of Investments is Kaye KINV, Inc., a Delaware corporation ("Kaye Inc."). Howard Kaye, Lawrence Greenfield and Bruce D. Guthart, directors of the Company, own 47.30%, 35.75% and 5.26%, respectively, of the stock of Kaye Inc. The general partner of ZS LP is ZS Kaye, Inc., a Delaware corporation. Ned L. Sherwood and Henrik Falktoft own 43.71% and 9.15%, respectively, of the stock of ZS Kaye, Inc. Messrs. Sherwood, Falktoft, Kaye, Greenfield and Guthart and ZS LP, ZS Kaye, Inc. and Kaye Inc. may be deemed to be beneficial owners of the Common Stock of the Company owned by KILP, but each disclaims such beneficial ownership.

(3) Pursuant to Amendment No. 2 to Schedule 13-D filed June 18, 1997, on behalf of Mr. John D. Weil, Mr. Weil disclaims beneficial ownership of such shares.

(4) Ned L. Sherwood, Howard Kaye, Walter Kaye, Lawrence Greenfield and Bruce D. Guthart own 25.0%, 16.5%, 16.5%, 9.0% and 3.5%, respectively, of Old Lyme Holdings of Rhode Island, Inc. Messrs. Sherwood, H. Kaye, W. Kaye, Greenfield and Guthart disclaim beneficial ownership of the Common Stock of the Company owned by Old Lyme Holdings of Rhode Island, Inc.

(5) Includes 5,400 shares held by family members of Mr. Greenfield. Mr. Greenfield disclaims beneficial ownership of such shares.

(6) Includes options for the following individuals to acquire the following shares: Howard Kaye, 13,000; Lawrence Greenfield, 13,000; Bruce D. Guthart, 75,000; David Ezekiel, 6,000; Richard Butler, 4,000; Robert L. Barbanell, 1,000; Michael P. Sabanos, 2,000; and Richard Bass, 0.

                  INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

     The following Summary Compensation Table discloses for the fiscal year indicated individual compensation information on Mr. Guthart, the Company's Chief Executive Officer in 1996, the four other most highly compensated executive officers and Mr. Walter Kaye who, if he was an executive officer, would have been one of the five most highly compensated executive officers (collectively, the "named executives"):

                                                                                                             Long-Term
                                                             Annual Compensation(1)                        Compensation
                                               ---------------------------------------------------------   ------------
                                                                                            Other Annual
                                               Fiscal        Salary            Bonus        Compensation      Options
Name and Principal Position                     Year          ($)               ($)            ($)(4)           (#)
---------------------------------------        ------       --------         --------       ------------      -------
Howard Kaye                                     1996        $674,972(5)      $192,334(2)       $5,722               0
    Chairman (since February 1996)              1995         633,042          210,000(2)        6,430          12,500
                                                1994         577,309          168,880(2)        6,675               0

Bruce D. Guthart                                1996        $589,007(5)      $158,666(2)       $5,698         200,000(6)
    President and (since February 1996)         1995         519,327          166,500(3)        2,389          12,500
    Chief Executive Officer                     1994         409,269          119,370           1,701               0


Lawrence Greenfield                             1996        $489,376(5)      $125,000(2)       $5,825               0
    Vice Chairman (since February 1996)         1995         493,765          165,000(2)        5,880          12,500
                                                1994         559,304          168,880(2)        6,097               0

Michael P. Sabanos                              1996        $126,923(7)       $30,000          $6,375          10,000
    Senior Vice President and Chief             1995               0                0               0               0
    Financial Officer (since May 1996)          1994               0                0               0               0


Richard Bass                                    1996        $439,458               $0          $4,776               0
    Senior Vice President, Kaye                 1995         344,959                0           2,552               0
    Insurance Associates, Inc.                  1994         327,375                0               0               0


Walter Kaye                                     1996        $280,997(8)            $0          $4,469               0
    Chairman Emeritus, Kaye Insurance           1995         270,770                0           4,989               0
    Associates, Inc.                            1994         251,003                0           9,001               0



----------

(1) All compensation described in the table was paid by Kaye Holding Corp. ("Holding") and its subsidiaries and/or their predecessors. The Company owns only 82.4% of the outstanding common stock of Holding. Nevertheless, 100% of the compensation paid by Holding and its subsidiaries is reflected.

(2) Incentive Bonus Award earned under the Kaye International L.P. bonus plan (the "KILP Bonus Plan"). Obligations under the KILP Bonus Plan were assumed by Holding pursuant to the Acquisition Agreement, dated as of August 3, 1995, among the Company, KILP, Holding and certain individuals, and consummated October 2, 1995. The aggregate amount of the bonus was limited to $500,000 in each of 1995 and 1996. The KILP Bonus Plan terminated on December 31, 1996.

(3)  $125,000 represents bonus under the KILP Bonus Plan.

(4)  All amounts represent personal use portion of company provided automobile.

(5)  The  Executive  Employment  Agreements  of Messrs.  Howard  Kaye,  Lawrence
     Greenfield and Bruce D. Guthart expired in 1996. New employment arrangements were negotiated, which resulted in significant reductions in salary in 1997.

(6) On April 14, 1997, Mr. Guthart and the Company rescinded the grant of such options. On April 15, 1997, Mr. Guthart was issued options under the Supplemental Plan to acquire 200,000 shares at a price equal to $5.00 per share. The April 15, 1997 grant was conditioned upon approval of the amendments to the Supplemental Plan, which was subsequently approved. Five percent of such options vested on the date of such grant. Five percent of such options vest on each quarter-end of the Company following such grant.

(7) Mr. Sabanos' employment with the Company commenced on May 15, 1996 and, thus, his salary, as reflected, was for a portion of the year.

(8)  The salary of Mr. Walter Kaye was reduced by $180,997 to $100,000 in 1997.

Employment Agreements

     Messrs. Guthart, Sabanos, Bass and Walter Kaye have employment agreements with the Company or its subsidiaries.

     Messrs. Guthart's, Sabanos', Bass' and Walter Kaye's employment agreements expire on December 31, 2001, May 31, 1998, December 31, 1999 and June 19, 1999, respectively.

     On January 2, 1997, the Company and Mr. Guthart entered into a new employment agreement. Such employment agreement expires on December 31, 2001, with automatic extensions unless notice of non-extension is given at least six months prior to the then current extension date.

Options

     The following table sets forth certain information relating to stock option grants made in 1996 to the named executives:

                                                                                                    Potential Realizable Value at
                                  Number of                                                         Assumed Annual Rates of Stock
                                  Securities          % of Total                                  Price Appreciation for Option Term
                                  Underlying        Options Granted                               ----------------------------------
                                Options Granted     to Employees in     Exercise    Expiration
      Name                            (#)           Fiscal Year (1)      Price         Date         (5%)                    (10%)
-------------------------       ---------------     ---------------     --------    ----------
Howard Kaye                              0
Bruce D. Guthart                   200,000              95.2%            $5.00       12/27/06     $628,895                $1,593,742
Lawrence Greenfield                      0
Michael P. Sabanos                  10,000               4.8%            $7.06        5/15/06      $44,400                  $112,518
Richard Bass                             0
Walter Kaye                              0

----------
(1)  Does not include 15,000 options issued to directors during 1996.

     The  following  table  sets  forth,  as  of  December  31,  1996,   certain
information relating to stock option grants held by the named executives:

                                                      Number of Securities
                                                     Underlying Unexercised
                                                 Options at Fiscal Year End (#)
           Name                                    Exercisable/Unexercisable
-------------------------------                 -------------------------------
Howard Kaye                                           8,500    /        14,000
Bruce D. Guthart                                     32,500    /       230,000
Lawrence Greenfield                                   8,500    /        14,000
Michael P. Sabanos                                        0    /        10,000
Richard Bass                                          1,200    /           800
Walter Kaye                                               0    /             0

                                 OTHER BUSINESS

     As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the Special
Meeting. If any other proper business should be presented at the Special Meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                              By order of the Board of Directors



                              Ivy S. Fischer
                              Secretary
                              Kaye Group Inc.



                             YOUR VOTE IS IMPORTANT
                 PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED
              FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                                                                         Annex A
                                                                Merger Agreement

                          AGREEMENT AND PLAN OF MERGER

                                       of

                               KAYE HOLDING CORP.

                            (a Delaware corporation)

                                  with and into

                                 KAYE GROUP INC.

                            (a Delaware corporation)


     THIS AGREEMENT AND PLAN OF MERGER is dated for all lawful purposes as of October 24, 1997, by and between Kaye Holding Corp., a Delaware corporation ("Holding") and Kaye Group Inc., a Delaware corporation ("Kaye").

                                   WITNESSETH;

     WHEREAS, each of the Boards of Directors of Kaye and Holding deem it advisable that Holding merge with and into Kaye, upon the terms and conditions set forth herein and in accordance with the provisions of the laws of the State of Delaware (the "Merger"); and

     WHEREAS, the stockholders of Holding have approved this Merger Agreement and the Merger; and

     WHEREAS, it is hereby certified that each of the Boards of Directors of Kaye and Holding have approved this Agreement in accordance with the laws of the State of Delaware;

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                              Effect of the Merger;
                            Conversion of Securities

     1.1 Merger. On the Effective Date (as defined below) in accordance with this Agreement and the provisions of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Holding shall be merged with and into Kaye, the separate corporate existence of Holding shall cease (except as may be continued by operation of law), and Kaye shall continue as the surviving entity (sometimes referred to hereinafter as the "Surviving Entity").

     1.2 Conversion of Securities. On the Effective Date, each share of Common Stock, par value $.01 per share, of Holding issued and outstanding immediately prior to the Effective Date, other than shares held by Kaye, shall, by virtue of the Merger and without any action by Holding, Kaye, or any other person, automatically be converted into 82.63835 shares of Common Stock, par value $.01 per share, of Kaye, for an aggregate issuance of 1,454,435 shares of such Common Stock. No fractional shares will be issued in the merger. The number of shares issuable to any holder of Holding Common Stock will, if not a whole number, be rounded down the nearest whole number.

     1.3 Effect of Merger. From and after the Effective Date, the Surviving Entity shall possess all the rights, privileges, powers and franchises, of both a public and private nature, and be subject to all the restrictions, disabilities and duties of Holding; and all rights, privileges, powers and franchises of Holding, and all property, real, personal and mixed, and all debts due on whatever account, including stock and partnership interest subscriptions, of Holding shall be vested in and be the property of the Surviving Entity; and all debts, liabilities and duties of Holding shall thenceforth attach to the Surviving Entity and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Entity.

     1.4 Certificate of Incorporation. The Certificate of Incorporation of Kaye, as in effect immediately prior to the Effective Date, shall be the certificate of incorporation of the Surviving Entity immediately after the Effective Date.

     1.5 By-laws. The By-laws of Kaye as in effect immediately prior to the Effective Date, shall be the By-laws of the Surviving Entity immediately after the Effective Date.

     1.6 Directors and Officers. The Directors and Officers of Kaye as in office immediately prior to the Effective Date, shall be the Directors and Officers of the Surviving Corporation immediately after the Effective Date.

                                    SECTION 2

                                 Effective Date

     2.1 Certificate of Merger. Upon satisfaction of the conditions set forth in
Section 2.3 and provided that this Agreement has not been terminated and abandoned pursuant to Section 3.2, Kaye shall cause a Certificate of Merger to be executed, acknowledged and filed with the Secretary of the State of Delaware as provided in Section 251 of DGCL, and thereafter shall cause a certified copy of the Certificate of Merger to be recorded in the Office of the Recorder of Deeds for Kent County in the State of Delaware.

     2.2 Filing and Effectiveness. The Merger shall become effective at the time when a properly executed and acknowledged Certificate of Merger is submitted to and duly filed with the Secretary of the State of Delaware in accordance with the applicable provisions of the DGCL.

     2.3 Conditions. The Merger shall be conditioned upon (i) approval of the Merger by the stockholders of each of Kaye and Holding, (ii) receipt of any necessary governmental consents or approvals and (iii) receipt of a consent in connection with, or refinancing of, the indebtedness for borrowed money of Holding.

                                    SECTION 3

                      Conditions, Amendment and Abandonment

     3.1 Amendment. Holding and Kaye, by mutual consent of the Boards of Directors of Holding and Kaye, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time; provided that such amendment, modification or supplement does not adversely affect the rights of any class of capital stock of Holding or Kaye.

     3.2 Abandonment. This Agreement may be terminated and the Merger abandoned for any reason by a resolution adopted by either of the Boards of Directors of Holding or Kaye, at any time prior to the Effective Date.

                                    SECTION 4

                                  Miscellaneous

     4.1 Insurance and Indemnification. Holding and Kaye agree that all rights to indemnification and expense reimbursement ("indemnification rights") now existing in favor of the present or former directors, officers and employees of Holding as provided in the certificate of incorporation or the By-laws of Holding as in effect immediately prior to the Effective Date with respect to any act or failure to act occurring prior to the Effective Date shall survive the Merger and shall continue in full force and effect with respect to any claim now pending or which shall be asserted at any time before or after the Effective Date which shall be covered by the indemnification rights, and from and after the Effective Date the Surviving Entity shall assume full liability and responsibility for such indemnification rights.

     4.2 Taking of Necessary Action; Further Action. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Entity with full right and title to and possession of all assets, property, rights, privileges, immunities, powers and franchises of Holding, the officers and directors of the Surviving Entity are fully authorized in the name of either or both of the constituent entities to take, and shall take, all such action.

     4.3   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which taken together shall constitute one and the same instrument.

     4.4 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Entity at 122 East 42nd Street, New York, New York 10168 and copies thereof will be furnished to any stockholder or partner, as the case may be, of either constituent entity, upon request and without cost.

                                    * * * * *


     IN  WITNESS  WHEREOF,  this  Agreement,   having  first  been  approved  by
resolution of the Boards of Directors of Holding and Kaye, is hereby executed on behalf of each of the constituent entities.


                                      KAYE GROUP INC.



                                      By:  /s/ Bruce D. Guthart

                                      Its: President and Chief Executive Officer



                                      KAYE HOLDING CORP.



                                      By:  /s/ Bruce D. Guthart

                                      Its: President and Chief Executive Officer

                                                                         Annex B
                                                                            Plan

                                 KAYE GROUP INC.
                             STOCK PERFORMANCE PLAN

     Kaye Group Inc., a corporation organized under the laws of the State of Delaware, establishes this Stock Performance Plan for the purposes of attracting and retaining Key Employees, providing an incentive for Key Employees to achieve long-range performance goals, and enabling Key Employees to share in the successful performance of the stock of Kaye Group Inc., as measured against pre-established performance goals.

                            ARTICLE I. - DEFINITIONS

     1.01 AWARD EFFECTIVE DATE means, with respect to each share of Performance Stock granted to a Key Employee, the date on which such share of Performance Stock is awarded. A grant of Performance Stock is awarded as of the date the Special Committee in its sole and absolute discretion determines, and certifies in writing, that the conditions described in Section 6.02 of this Plan have been satisfied.

     1.02 BOARD means the Board of Directors of Kaye Group Inc.

     1.03 CHANGE IN CONTROL with respect to any grant has such meaning as may be determined by the Committee at the time of such grant.

     1.04 CODE means the Internal Revenue Code of 1986, as amended.

     1.05 COMMITTEE means the Compensation Committee of the Board or, if the Compensation Committee at any time has less than two members or has a member who fails to come within the definition of a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, a committee that shall have at least two members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     1.06 COMPANY means Kaye Group Inc., a corporation organized under the laws of the State of Delaware.

     1.07 DISABILITY means a physical or mental condition of a Key Employee resulting from bodily injury, disease or mental disorder that renders him or her incapable of engaging in any occupation or employment for wage or profit. Disability does not include any physical or mental condition resulting from the Key Employee's engagement in a felonious act, self-infliction of an injury, or performance of military service. Disability of a Key Employee shall be determined by a licensed physician selected by the Committee in its sole and absolute discretion.

     1.08 KEY EMPLOYEE means a full time, salaried employee of the Company or any direct or indirect subsidiary who, in the judgment of the Committee acting in its sole and absolute discretion, is a key to the successful operation of the Company.

     1.09 PERFORMANCE STOCK means Stock granted to a Key Employee under this Plan.

     1.10 PERFORMANCE STOCK AGREEMENT means the written agreement between the Company and a Key Employee to whom a grant of Performance Stock is made under this Plan.

     1.11 PLAN means this Kaye Group Inc. Stock Performance Plan.

     1.12 SALE OR MERGER means a sale by the Company of all or substantially all of its assets for cash or property or for a combination of cash and property, or any merger, consolidation, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property, if such sale or merger does not provide for the assumption or substitution of Performance Stock granted under this Plan.

     1.13 SPECIAL COMMITTEE means a committee of two or more directors who come within the definition of "outside directors" within the meaning of ss.1.162-27(e)(3) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986.

     1.14 STOCK means the common stock, $0.01 par value, of the Company.


                            ARTICLE II. - ELIGIBILITY

     Only Key Employees shall be eligible to receive grants of Performance Stock under this Plan. The Committee, in its sole and absolute discretion, shall determine the Key Employees to whom Performance Stock shall be granted.

                    ARTICLE III. - STOCK AVAILABLE FOR AWARDS

     The Company shall reserve 350,000 shares of Stock for use under this Plan. All such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Furthermore, any shares of Performance Stock that are forfeited under Section 6.03 of this Plan shall again become available for use under this Plan.

                          ARTICLE IV. - EFFECTIVE DATE

     This Plan shall be effective on the date it is adopted by the Board, subject to the approval of the stockholders of the Company within twelve months after the date of adoption of this Plan by the Board. Any Performance Stock granted under this Plan before the date of such stockholder approval shall be granted expressly subject to such approval.

                           ARTICLE V. - ADMINISTRATION

     This Plan shall be administered by the Committee. The Committee, acting in its sole and absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. Furthermore, the Committee shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company with respect to each affected Key Employee and each other person directly or indirectly affected by such action. Nothing in this Article V shall affect or impair the Board's power to take the actions reserved to it in this Plan.

                     ARTICLE VI. - PERFORMANCE STOCK AWARDS

     6.01 GRANT OF PERFORMANCE STOCK. The Committee shall have the right to grant shares of Performance Stock to Key Employees under this Plan, up to the number of shares of Stock available under Article III. The Committee may grant all available shares of Performance Stock to a single Key Employee in one or more grants. Each grant of Performance Stock shall be evidenced by a Performance Stock Agreement. Each Performance Stock Agreement shall set forth (i) the conditions under which the grant shall become effective (i.e., shall be "awarded") and (ii) the conditions under which the Key Employee's interest in the Performance Stock shall become fully vested and nonforfeitable.

     6.02 CONDITIONS FOR AWARD OF PERFORMANCE STOCK. The Performance Stock granted pursuant to Section 6.01 shall be awarded solely under the conditions specified in this section, after certification by the Special Committee in writing that such conditions have been satisfied.

     (a) 20% of the shares of Performance Stock granted to a Key Employee shall be awarded on the date the 20-day average trailing trading price of a share of Stock (the "Market Price") equals 120% of the Market Price at the date of the initial grant of the Performance Stock under Section 6.01.

     (b) Each additional 20% of the number of shares of Performance Stock granted to each Key Employee, up to 100%, shall be awarded on the date the Market Price equals 120% of the Market Price at the date on which the grant of the previous 20% of the Performance Stock was awarded under this Section 6.02.

The Committee may impose such additional conditions on the award of any grant as it may, in its sole discretion, determine, which additional conditions may vary among different Key Employees and different awards.


     6.03 CONDITIONS FOR NONFORFEITABILITY OF PERFORMANCE STOCK. A Key Employee's interest in the shares of Performance Stock awarded to him or her shall become fully vested and nonforfeitable upon both (a) the satisfaction, certified in writing by the Special Committee, of the conditions for the award specified in Section

6.02, and (b) except to the extent otherwise waived by the Committee in its sole and absolute discretion, the earlier of the Key Employee's completion of fifteen years of continuous service from the date of grant for the Company, or any direct or indirect subsidiary, or the occurrence of any of the following events:

          1. the Key Employee has attained age sixty-five before termination of his or her employment with the Company or any direct or indirect subsidiary;

          2. the Key Employee's employment with the Company or any direct or indirect subsidiary terminates as a result of his or her death or Disability;

          3. immediately before a Change of Control, if such change of control occurs before termination of the Key Employee's employment with the Company or any direct or indirect subsidiary, or

          4. immediately before a Sale or Merger, if such Sale or Merger occurs before termination of the Key Employee's employment with the Company or any direct or indirect subsidiary.

If a Key Employee's employment terminates for any reason before the completion of fifteen years of continuous service, the Key Employee's interest in all shares of Performance Stock shall be forfeited, unless any of the conditions in clause 1,2, 3 or 4 above is satisfied or the Compensation Committee, in its sole discretion, shall waive the continuous service requirement.

If a Key Employee's employment terminates for any reason before the Award Effective Date, the Key Employee's interest in all shares of Performance Stock shall be forfeited.

If a grant of Performance Stock is made to a Key Employee after the Key Employee attains age sixty-five, but before his or her employment with the Company terminates for any reason, the Key Employee's interest in the awarded shares of Performance Stock shall become fully vested and nonforfeitable on the Award Effective Date, if such date precedes termination of employment.

     6.04 DIVIDENDS AND VOTING RIGHTS. If a cash dividend is declared on a share of Performance Stock after the Award Effective Date, but before the Key Employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the Company shall pay the cash dividend directly to the Key Employee. If a Stock dividend is declared on a share of Performance Stock after the Award Effective Date, but before the Key Employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the Stock dividend shall be treated as part of the award of the related Performance Stock, and the Key Employee's interest in such Stock dividend shall be forfeited or become nonforfeitable at the same time as the Performance Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. The disposition of each other form of dividend which is declared on a share of Performance Stock shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend.

     A Key Employee shall be allowed to exercise voting rights with respect to a share of Performance Stock after the Award Effective Date, but before the Key Employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable.

     6.05 SATISFACTION OF NONFORFEITABILITY CONDITIONS. A share of Stock shall cease to be Performance Stock at such time as a Key Employee's interest in such share of Stock becomes fully vested and nonforfeitable under Section 6.03 or
Article IX of this Plan, and the certificate representing such share of Stock shall be transferred to the Key Employee as soon as practicable thereafter.

                     ARTICLE VII. - SECURITIES REGISTRATION

     Each Performance Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the satisfaction of the conditions described in
Section 6.03 of this Plan for nonforfeitability of Performance Stock, the Key Employee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement signed by the Key Employee satisfactory to the Company to that effect. With respect to Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee under the Securities Act of 1933 or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee. Notwithstanding the foregoing, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee.

                           ARTICLE VIII. - ADJUSTMENT

     The Board, in its sole and absolute discretion, may, but shall not be required to, adjust the number of shares of Stock reserved under Article III of this Plan and shares of Performance Stock theretofore granted in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as Stock dividends or Stock splits. If any adjustment under this Article VIII would create a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved or granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Article VIII by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of shares reserved under
Article III within the meaning of Article X(1) of this Plan.

                             ARTICLE IX. - RESERVED


                      ARTICLE X. - AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board in its sole and absolute discretion deems necessary or appropriate. Notwithstanding the foregoing, no amendment of this Plan shall be made absent the approval of the stockholders of the Company if the effect of the amendment is:

          1. to increase the number of shares of Stock reserved under Article III of this Plan;

          2. to change the class of employees of the Company eligible for awards of Performance Stock or to otherwise materially modify, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the requirements as to eligibility for participation in this Plan; or

          3. to otherwise materially increase, within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the benefits accruing to Key Employees under this Plan.

The Board in its sole and absolute discretion may suspend the awarding of Performance Stock under this Plan at any time and may terminate this Plan at any time. Notwithstanding the foregoing, the Board shall not have the right to modify, amend or cancel any share of Performance Stock granted before such suspension or termination unless the Key Employee to whom the Performance Stock is awarded consents in writing to such modification, amendment or cancellation, or there is a dissolution or liquidation of the Company or a transaction described in Article VIII or IX of this Plan.

                           ARTICLE XI. - TERM OF PLAN

     No Performance Stock shall be awarded under this Plan on or after the earlier of:

          1. the twenty-fifth anniversary of the effective date of this Plan, as determined under Article IV of this Plan, in which event this Plan otherwise thereafter shall continue in effect until all Performance Stock awarded under this Plan has been forfeited or the conditions described in
     Section 6.03 of this Plan for nonforfeitability of all Performance Stock awarded under this Plan have been completely satisfied; or

          2. the date on which all of the Stock reserved under Article III of this Plan has, as a result of the satisfaction of the conditions described in Section 6.03 of this Plan for nonforfeitability of Performance Stock awarded under this Plan, been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                          ARTICLE XII. - MISCELLANEOUS

     12.01 STOCKHOLDER RIGHTS. Subject to Section 6.04 of this Plan, a Key Employee's rights as a stockholder in the shares of Performance Stock awarded to him or her shall be set forth in the related Performance Stock Agreement.

     12.02 NO CONTRACT OF EMPLOYMENT. The award of Performance Stock to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment with the Company in addition to those rights, if any, expressly set forth in the Performance Stock Agreement related to his or her Performance Stock.

     12.03 WITHHOLDING. The acceptance of an award of Performance Stock shall constitute a Key Employee's full and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, that the Committee in its sole and absolute discretion deems applicable to such Performance Stock. The Committee also shall have the right to provide in a Performance Stock Agreement that a Key Employee may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

     12.04 GOVERNING LAW. The provisions of this Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, Kaye Group Inc. has caused its duly authorized officer to execute this Plan as of the __ day of October, 1997, to evidence its adoption of this Plan.

                                   KAYE GROUP INC.



                                   By:   /s/ Bruce D. Guthart

                                   Its:  President and Chief Executive Officer

Approved by the Board of Directors: October 2, 1997

Approved by Stockholders:

                                 KAYE GROUP INC.

           This Proxy is Solicited on Behalf of the Board of Directors

PROXY

     The holder of shares of Common Stock (the "Common Stock") of Kaye Group Inc. (the "Company") whose signature appears on the reverse side hereof hereby constitutes and appoints each of Bruce D. Guthart and Ivy S. Fischer, with full power of substitution, as proxies to vote all of the shares of Common Stock held of record by such holder on December 5, 1997, at the Special Meeting of Stockholders of the Company to be held on Tuesday, December 30, 1997 at the offices of the Company, 122 East 42nd Street, 3rd Floor, New York, New York, at 3:00 p.m., local time, and any adjournments thereof, as directed on the matters set forth on the reverse side proposed by the Company.


                                                               -----------------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
                                                                      SIDE
                                                               -----------------

-------  Please mark
   X     votes as in
-------  this example

     This Proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned shareholder, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ITEMS BELOW.

                                                                                        FOR            AGAINST           ABSTAIN
     1.   To approve the Merger  Agreement  and the merger of Kaye Holding Corp.       |   |            |   |             |   |
          with and into the Company,  as described in the Proxy Statement of the
          Company dated December 8, 1997.

     2.   To approve  the Stock  Performance  Plan,  as  described  in the Proxy       |   |            |   |             |   |
          Statement of the Company dated December 8, 1997.

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof:



                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT             |   |



                                                         PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY
                                                         CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                                         Please date and  sign exactly  as your name  appears
                                                         at left. All joint owners  should sign. When signing
                                                         as a fiduciary, representative or corporate officer,
                                                         give full  title as such. If  you receive more  than
                                                         one  proxy  card, please  sign  and return all cards
                                                         received.


Signature: ___________________________  Date: _________________  Signature: ___________________________  Date: _________________